                                                                     EXHIBIT 3.2

                         CERTIFICATE OF INCORPORATION

                                      OF

                      AVALON CABLE HOLDINGS FINANCE, INC.


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                                  ARTICLE ONE
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          The name of the corporation is Avalon Cable Holdings Finance, Inc. (hereinafter called the "Corporation").


                                  ARTICLE TWO
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          The address of the corporation's registered office in the State of Delaware is 1209 Orange Street Wilmington, Delaware 19801, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                 ARTICLE THREE
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          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE FOUR
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          The total number of shares of stock which the corporation has authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of $.01 (One Cent) per share.

                                  ARTICLE FIVE
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          The name and mailing address of the sole incorporator are as follows:

               NAME                   MAILING ADDRESS
               ----                   ---------------

               Barbara A. Beach       200 East Randolph Drive
                                      Suite 5700
                                      Chicago, Illinois  60601


                                  ARTICLE SIX
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          The corporation is to have perpetual existence.


                                 ARTICLE SEVEN
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          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.


                                 ARTICLE EIGHT
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          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.


                                  ARTICLE NINE
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          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or
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protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN
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          The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


                                 ARTICLE ELEVEN
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          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 21/st/ day of October, 1998.

                                    /s/  Barbara A. Beach
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                              Barbara A. Beach, Sole Incorporator

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